Exhibit 99.1


             Dillard's Reports Third Quarter Results and
         Repurchase of $111.6 Million of Class A Common Stock

                  Announces New Share Repurchase Plan


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Nov. 19, 2007--Dillard's, Inc. (NYSE: DDS) (the "Company" or "Dillard's") announced operating results for the 13 weeks ended November 3, 2007. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".

    Net loss for the 13 weeks ended November 3, 2007 was $11.3 million ($0.15 per share) compared to net income of $13.6 million ($0.17 per share) for the 13 weeks ended October 28, 2006. Dillard's attributes the disappointing third quarter operating performance to declines in sales and gross margin rates during the period. Included in net loss for the 13 weeks ended November 3, 2007 is a pretax gain of $11.1 million ($7.0 million after tax or $0.09 per share) related to hurricane recovery regarding a store damaged by Hurricane Rita in 2005. The Company completed the cleanup of the damaged location during the third quarter. Also included in the thirteen weeks ended November 3, 2007 are pretax asset impairment and store closing charges of $3.7 million ($2.3 after tax or $0.03 per share).

    Dillard's announces its repurchase of $111.6 million of its Class A Common Stock during the thirteen weeks ended November 3, 2007, completing the repurchase activity authorized under its $200 million share repurchase program approved by the board of directors in May of 2005. Additionally, Dillard's announces that the board of directors has authorized a new share repurchase plan under which the Company may repurchase up to $200 million of its Class A Common Stock. The new open-ended authorization permits the Company to repurchase its Class A Common Stock in the open market or through privately negotiated transactions.

    Dillard's Chief Executive Officer, William Dillard, II, stated, "Our third quarter performance was clearly disappointing as we did not accomplish the level of sales and gross margin necessary to achieve profitability. We remain committed to positive changes as we continue to improve and edit merchandise assortments to strengthen our appeal to both new and existing Dillard's customers."

    Sales

    Net sales for the 13 weeks ended November 3, 2007 were $1.633 billion compared to sales for the 13 weeks ended October 28, 2006 of $1.719 billion. Total net sales declined 5% during the 13-week period. Sales in comparable stores declined 6%.

    During the 13 weeks ended November 3, 2007, net sales in the Central region were slightly better than the Company's total performance for the period. Sales were slightly below trend in the Eastern and Western regions. Sales in the juniors' and children's apparel category and the home and other category declined significantly more than trend during the period.

    Cost of Sales - Gross Margin

    Cost of sales as a percentage of sales increased to 65.5% during the 13 weeks ended November 3, 2007 compared to 65.0% for the 13 weeks ended October 28, 2006. The gross margin decline of 50 basis points of sales was primarily driven by higher markdowns. By merchandise category, Dillard's achieved gross margin improvement in shoes and men's apparel and accessories during the third quarter. The gross margin declines in the juniors' and children's apparel category, the ladies' apparel and accessories category and the home and other category exceeded the Company's average decline for the period.

    Comparable store inventory at November 3, 2007 declined 2% compared to October 28, 2006.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") expenses were $521 million and $513.2 million during the 13 weeks ended November 3, 2007 and October 28, 2006, respectively. Increases in payroll, services purchased and pre-opening expenses were partially offset by declines in advertising expense.

    Interest and Debt Expense

    Interest and debt expense was $23.1 million and $23.4 million during the 13 weeks ended November 3, 2007 and October 28, 2006, respectively. As of November 3, 2007, short term borrowings of $340 million and letters of credit totaling $73.9 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Share Repurchase Program

    During the 13 weeks ended November 3, 2007, Dillard's repurchased $111.6 million (5.2 million shares) of the Company's Class A Common Stock, completing the repurchase activity authorized under its $200 million share repurchase program in May of 2005. Additionally, Dillard's announces that the board of directors has authorized a new share repurchase plan under which the Company may repurchase up to $200 million of its Class A Common Stock. The new open-ended authorization permits the Company to repurchase its Class A Common Stock in the open market or through privately negotiated transactions.

    Store Information

    As previously, announced, Dillard's opened the following locations during the third quarter of 2007:



Store                    City                   Sq. Feet  Month Opened
------------------------ --------------------- ---------- ------------
Stonebriar Centre        Frisco, Texas            200,000 September
------------------------ --------------------- ---------- ------------
Ashley Park              Newnan, Georgia          155,000 September
------------------------ --------------------- ---------- ------------
Hill Country Galleria    West Austin, Texas       145,000 September
------------------------ --------------------- ---------- ------------
Fallen Timbers           Toledo, Ohio             155,000 October
------------------------ --------------------- ---------- ------------
Santan Village           Gilbert, Arizona         155,000 October
------------------------ --------------------- ---------- ------------
Promenade at Casa Grande Casa Grande, Arizona      98,000 October
------------------------ --------------------- ---------- ------------


    During the third quarter of 2007, The Company closed its Southwest Center location in Dallas, Texas (160,000 square feet) along with three previously announced closures in Elyria, Ohio, Tulsa, Oklahoma and St. Louis, Missouri. Earlier this month, the Company closed its Southwyck Mall location in Toledo, Ohio (180,000 square feet). Dillard's has announced the closure of the following four locations which are expected to close by the end of the fiscal year:



Store                           City                          Sq. Feet
------------------------------- --------------------------- ----------
Bellevue Mall                   Nashville, Tennessee           170,000
------------------------------- --------------------------- ----------
National Hills Shopping Center  Augusta, Georgia               115,000
------------------------------- --------------------------- ----------
Tallahassee Mall                Tallahassee, Florida           170,000
------------------------------- --------------------------- ----------
Ashtabula Mall                  Ashtabula, Ohio                 70,000
------------------------------- --------------------------- ----------


    During the fiscal year 2007 to date, Dillard's has closed or has announced the closure of 11 locations, including one replacement store, under the Company's plan to close under-performing locations where practicable. As of November 3, 2007, the Company operated 331 Dillard's locations spanning 29 states.





                   Dillard's, Inc. and Subsidiaries
             Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)


                                        13-Week Period Ended
                               ---------------------------------------

                                November 3, 2007    October 28, 2006
                               ------------------- -------------------

                                           % of                % of
                                Amount   Net Sales  Amount   Net Sales
                               --------- --------- --------- ---------

Net sales                      $1,633.4        -   $1,719.3         -
Total revenues                  1,674.2    102.5 %  1,759.3     102.3%
Cost of sales                   1,070.7     65.5    1,118.3      65.0
Advertising, selling,
 administrative and general
 expenses                         521.0     31.9      513.2      29.8
Depreciation and amortization      75.0      4.6       73.6       4.3
Rentals                            13.9      0.9       12.8       0.8
Interest and debt expense, net     23.1      1.4       23.4       1.4
Gain on disposal of assets        (11.7)    -0.7       (1.1)     (0.1)
Asset impairment and store
 closing charges                    3.7      0.2          -         -
                               --------- --------  --------- ---------
(Loss) income before income
 taxes and equity in earnings
 of joint ventures                (21.5)    (1.3)      19.1       1.1
Income taxes (benefit)             (6.8)                7.7
Equity in earnings of joint
 ventures                           3.4      0.2        2.2       0.1
                               --------- --------  --------- ---------
Net (Loss) Income              $  (11.3)    (0.7)% $   13.6       0.8%
                               ========= ========  ========= =========

(Loss) earnings per share      $  (0.15)           $   0.17
                               =========           =========
Basic weighted average shares      77.9                79.6
                               =========           =========
Diluted weighted average
 shares                            77.9                80.9
                               =========           =========






                    Dillard's, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)


                                        39-Week Period Ended
                               ---------------------------------------

                                November 3, 2007    October 28, 2006
                               ---------------------------------------

                                           % of                % of
                                Amount   Net Sales  Amount   Net Sales
                               --------- --------- --------- ---------

Net sales                      $5,044.9         -  $5,240.1         -
Total revenues                  5,162.7     102.3%  5,369.4     102.5%
Cost of sales                   3,325.4      65.9   3,420.0      65.3
Advertising, selling,
 administrative and general
 expenses                       1,516.2      30.1   1,518.4      29.0
Depreciation and amortization     224.8       4.4     221.0       4.2
Rentals                            40.7       0.8      36.0       0.7
Interest and debt expense, net     66.6       1.3      71.6       1.4
Gain on disposal of assets        (12.3)     (0.2)    (16.4)     (0.3)
Asset impairment and store
 closing charges                    4.4       0.1         -         -
                               --------- --------- --------- ---------
Income before income taxes and
 equity in earnings of joint
 ventures                          (3.1)     (0.1)    118.8       2.2
Income tax expense                  1.2                32.5
Equity in earnings of joint
 ventures                          10.7       0.2       4.4       0.1
                               --------- --------- --------- ---------
Net Income                     $    6.4       0.1% $   90.7       1.7%
                               ========= ========= ========= =========

(Loss) earnings per share -
 basic                         $   0.08            $   1.14
                               =========           =========
(Loss) earnings per share -
 diluted                       $   0.08            $   1.13
                               =========           =========
Basic weighted average shares      79.5                79.5
                               =========           =========
Diluted weighted average
 shares                            80.4                80.2
                               =========           =========






                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)


                                               November 3, October 28,
                                                  2007        2006
                                               ----------- -----------
Assets
Current Assets:
  Cash and cash equivalents                       $   73.0    $   95.0
  Trade accounts receivable                           10.0        10.7
  Merchandise inventories                          2,363.2     2,392.6
  Other current assets                                59.9        40.4
                                               ----------- -----------
    Total current assets                           2,506.1     2,538.7

Property and equipment, net                        3,276.8     3,190.7
Goodwill                                              31.9        34.5
Other assets                                         169.8       170.1
                                               ----------- -----------

Total Assets                                      $5,984.6    $5,934.0
                                               =========== ===========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses     $1.309.8    $1,373.4
  Other short-term borrowings                        340.0           -
  Current portion of long-term debt and
   capital leases                                     99.3       205.0
  Federal and state income taxes including
   current deferred taxes                              5.5        19.3
                                               ----------- -----------
    Total current liabilities                      1,754.6     1,597.7

Long-term debt and capital leases                    886.6       985.8
Other liabilities                                    223.2       251.1
Deferred income taxes                                440.8       467.4
Guaranteed preferred beneficial interests in
 the Company's subordinated debentures               200.0       200.0
Stockholders' equity                               2,479.4     2,432.0
                                               ----------- -----------

    Total Liabilities and Stockholders' Equity    $5,984.6    $5,934.0
                                               =========== ===========


                          Other Information
                            (In Millions)


                                               November 3, October 28,
                                                  2007        2006
                                               ----------- -----------

Square footage                                        57.1        56.8
                                               =========== ===========
Capital expenditures
13 weeks ended                                    $  102.4    $   83.7
39 weeks ended                                       339.0       253.4


    Estimates for 2007

    The Company is updating the following estimates for certain income statement items for the fiscal year ending February 2, 2008 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".



                                                      In Millions
                                                  --------------------
                                                     2007      2006
                                                  Estimated   Actual
                                                  ---------- ---------

          Depreciation and amortization               $  300     $ 301
          Rental expense                                  60        55
          Interest and debt expense, net                  91        88
            Capital expenditures                         410       321


    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's store opening and closing information and estimates for 2007 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965